EXHIBIT 23.2



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Affinity Financial Group, Inc., 1996 Stock Option Plan of Affinity Technology Group, Inc. and Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc. of our report dated February 2, 1996, with respect to the consolidated financial statements of Affinity Technology Group, Inc. for the year ended December 31, 1995 included in its Registration Statement (Form S-1 No. 333-1170) and related Prospectus filed with the Securities and Exchange Commission.


                                  Ernst & Young LLP


Greenville, South Carolina
August 16, 1996